Exhibit 10.4

FLOW SERVICING AGREEMENT

between

PENNYMAC OPERATING PARTNERSHIP, L.P.,
as Owner

and

PENNYMAC LOAN SERVICES, LLC,
as Servicer

Dated as of                      , 2009

FIXED- AND ADJUSTABLE-RATE RESIDENTIAL MORTGAGE LOANS

i

EXHIBITS

EXHIBIT 1	LIST OF MONTHLY AND DAILY REPORTS
EXHIBIT 2	FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 3	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 4	FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT 5	FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 6	FORM OF OFFICER’S CERTIFICATE
EXHIBIT 7	MORTGAGE LOAN DOCUMENTS
EXHIBIT 8	FORM OF LIMITED POWER OF ATTORNEY
EXHIBIT 9	TERM SHEET
EXHIBIT 10	DELEGATION OF AUTHORITY MATRIX

FLOW SERVICING AGREEMENT

This Flow Servicing Agreement (this “Servicing Agreement”) is entered into as of                           , 2009, by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Servicer”), and PennyMac Operating Partnership, L.P., a Delaware limited partnership (the “Owner”).

WHEREAS, the Servicer is in the business of servicing residential mortgage loans similar to the Mortgage Loans; and

WHEREAS, the Owner may from time to time desire that some or all of the Mortgage Loans be serviced pursuant to the terms of this Agreement, and the Servicer has agreed to service and administer the Mortgage Loans that become subject to this Agreement, and the parties desire to provide the terms and conditions of such servicing by the Servicer.

NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01           Definitions.

The following terms are defined as follows:

Accepted Servicing Practices:  With respect to any Mortgage Loan (including any related REO Property), each of those mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, which servicing practices (i) are in compliance with all federal, state and local laws and regulations, (ii) shall be in accordance with the Servicer’s policies and procedures as amended from time to time for mortgage loans of the same type, (iii) are in accordance with the terms of the related Mortgage and Mortgage Note and (iv) are at a minimum based on the requirements set forth from time to time by Fannie Mae.

Actual/Actual Basis:  Remittance to the Owner or its designee which requires the Servicer to remit to the Owner or such designee the actual interest and actual principal collected from each Mortgagor.

Adjustable-Rate Mortgage Loan:  A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Ancillary Income:  All income derived from the Mortgage Loans (other than payments or other collections in respect of principal, interest, Escrow Payments and Prepayment Penalties attributable to the Mortgage Loans) including, but not limited to, the Servicer’s share of all late charges, all interest received on funds deposited in the Custodial Account or any Escrow Account (subject to applicable law), assumption fees, reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, assumption fees and other similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.  In no event shall the Servicer be entitled to any Prepayment Penalties.

Appraised Value:  With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan and (ii) the purchase price for the related Mortgaged Property paid by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan.

Asset Balance:  On any day for any Mortgage Loan, other than a liquidated Mortgage Loan, the total unpaid outstanding principal balance of such Mortgage Loan on such date.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Owner.

Base Servicing Fee Percentage:  The Base Servicing Fee Percentage set forth in Exhibit 9 hereto.

BPO:  A broker price opinion.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York or California are authorized or obligated by law or executive authority to be closed.

Combined Loan-to-Value Ratio or CLTV:  With respect to any Second Lien Mortgage Loan, the ratio (expressed as a percentage) of the sum of the outstanding principal amount of such Second Lien Mortgage Loan plus the outstanding principal amount of the related First Lien Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if such Second Lien Mortgage Loan was made to finance part of the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

Code:  The Internal Revenue Code of 1986, as amended.

Competitors: Any entity whose business includes, as a primary strategy, acquiring and modifying distressed mortgage loans.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Cost of Funds:  The amount payable by the Owner to the Servicer pursuant to Section 3.04, which amount shall be equal to one-twelfth of the product of (x) the average daily balance of Servicing Advances and (y) the sum of (i) the Cost of Funds Index plus 0 basis points.

Cost of Funds Index:  A per annum rate equal to the London interbank offered rate for one-month United States dollar deposits as such rate appears, in The Wall Street Journal (West Coast edition), as of the first Business Day of such calendar month.  If the rate above is unavailable, the Servicer shall select a comparable source mutually agreeable to the Servicer and the Owner from which to determine such rate.

Custodial Account:  The separate trust account or accounts created and maintained pursuant to Section 2.04 at a Qualified Depository.

Custodial Agreement:  The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian:  The custodian of the Mortgage Loan Documents as specified under the related Custodial Agreement.

Cut-off Date:  The date set forth in the related Purchase Agreement, if applicable.

Delinquent Mortgage Loan:  As defined in Section 6.01(c).

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to amounts collected by the Servicer and required to be remitted to the Owner (or as otherwise directed in writing by the Owner) on each Remittance Date, the period commencing on the first day of the month and ending on the last day of the month preceding the month of the Remittance Date.

Eligible Investments:  Any one or more of the obligations or securities listed below, acquired at a purchase price of not greater than par which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month (or such other date as permitted under this Servicing Agreement):

(i)            direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof,  provided such the obligations are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)           (A) federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as at the time of such investment or the contractual commitment providing for such investment, such depository institution or trust company has a short-term uninsured debt rating in the highest available rating category of Moody’s and S&P  and provided that each such investment has an original maturity of no more than 365 days; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)          repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ or higher by S&P, and A2 or higher by Moody’s, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by a party in exchange for such collateral and (C) be delivered to such party or, if such party is supplying the collateral, an agent for such party, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)          securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, that rates such securities in its highest long-term unsecured rating categories at the time of investment or the contractual commitment providing for such investment;

(v)           commercial paper (including both non interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than thirty (30) days after the date of issuance thereof) that is rated by each Rating Agency that rates such securities in its highest short term rating category available at the time of such investment;

(vi)          certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(vii)         any other demand, money market, common trust fund or time deposit or obligation, or interest bearing or other security or investment rated in the highest rating category by each Rating Agency;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Eligible Mortgage Loan:  A mortgage loan that is a fixed-rate or Adjustable-Rate Mortgage Loan that is secured by either a 1st lien or 2nd lien Mortgage on a single family (i.e., one- to four-unit) residential Mortgaged Property located in any of the 50 states of the United States or in the District of Columbia; provided, however, that such mortgage loan shall not be a High Cost Loan or a HOEPA Loan.  Notwithstanding  the foregoing, an Eligible Mortgage Loan shall be one of the types of mortgage loans that the Servicer currently services on its servicing platform.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 2.12.

Escrow Account:  The separate trust account or accounts created and maintained pursuant to Section 2.06 at a Qualified Depository.

Escrow Payment:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, flood insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the related Mortgage or any other document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 11.01.

Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 2.12.

First Lien Mortgage Loan:  A Mortgage Loan secured by a Mortgage in first lien position on the related Mortgaged Property.

Fitch:  Fitch, Inc., or any successor thereto.

Fixed-Rate Mortgage Loan:  A fixed-rate mortgage loan serviced pursuant to this Servicing Agreement.

Flood Zone Service Contract:  A transferable contract maintained for a Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property.

Foreclosure Commencement:  With respect to any Mortgage Loan, the delivery of the applicable file to the Servicer’s foreclosure counsel for initiation of foreclosure proceedings.

Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

Gross Margin:  With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of such Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan:  A Mortgage Loan (a) covered by HOEPA or (b) classified as a “high cost,” “threshold,” “covered,” “predatory” or similar loan under any other applicable state,

federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

HOEPA:  The Federal Home Ownership and Equity Protection Act of 1994, as amended.

HOEPA Loan:  A Mortgage Loan which (a) is subject to HOEPA or (b) which the Servicer discovers is subject to HOEPA.

Index:  With respect to each Adjustable-Rate Mortgage Loan, the index set forth in the related Mortgage Note.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring such Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date:  With respect to each Adjustable-Rate Mortgage Loan, the date specified in the related Mortgage Note on which the Mortgage Interest Rate is adjusted.

Interim Servicing Period:  With respect to any Mortgage Loan, the period commencing on the related Servicing Transfer Date and ending on the Reconstitution Date.

Lender Paid Mortgage Insurance Policy or LPMI Policy:  A policy of mortgage guaranty insurance issued by an insurer which meets the requirements of Fannie Mae and Freddie Mac in which the owner or servicer of the Mortgage Loan is responsible for the premiums associated with such mortgage insurance policy.

Lifetime Rate Cap:  With respect to each Adjustable-Rate Mortgage Loan, the provision of the related Mortgage Note that provides for an absolute maximum Mortgage Interest Rate thereunder.  The Mortgage Interest Rate during the terms of each Adjustable-Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable-Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

Liquidation Proceeds:  Amounts, other than Condemnation Proceeds and Insurance Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, other than amounts received following the acquisition of an REO Property pursuant to Section 2.15 and prior to such liquidation.

Liquidity Reserve:  As defined in Section 2.17.

Liquidity Reserve Account:  The separate trust account or accounts to be created and maintained under the circumstances described in Section 2.17.

Litigation Reserve:  As defined in Section 2.17.

Litigation Reserve Account:  The separate trust account or accounts to be created and maintained under the circumstances described in Section 2.17.

Loan-to-Value Ratio or LTV:  With respect to any First Lien Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of such First Lien Mortgage Loan to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination or (b) if such First Lien Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of such Mortgaged Property.

Management Agreement:  The Management Agreement dated as of                      , 2009 by and among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, as such agreement may be amended from time to time.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note and which is identified as a MERS Mortgage Loan on the related Mortgage Loan Schedule.

MERS® System:  The system of recording transfers of mortgages electronically maintained by MERS.

MOM Loan:  Any Mortgage Loan as to which MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s:  Moody’s Investors Service, Inc., and any successor thereto.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien, as applicable, on an unsubordinated estate in fee simple in real property securing such Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien, as applicable, upon a leasehold estate of the Mortgagor.

Mortgage File:  The items pertaining to a particular Mortgage Loan referred to as the Mortgage File in Exhibit 7 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Servicing Agreement.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 2.11.

Mortgage Interest Rate:  With respect to each Mortgage Loan, the annual rate of interest borne on the related Mortgage Note.

Mortgage Loan:  An individual mortgage loan to be serviced pursuant to this Servicing Agreement, as identified on the Mortgage Loan Schedule, which mortgage loan shall be an Eligible Mortgage Loan and includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents:  The documents listed on Exhibit 7 attached hereto pertaining to any Mortgage Loan.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner (or as otherwise directed in writing by the Owner), which shall be equal to the related Mortgage Interest Rate.

Mortgage Loan Schedule:  The schedule of Mortgage Loans in the form attached as a schedule to the Notice of Transfer of Mortgage Loans, to be delivered from time to time by the Owner to the Servicer, which schedule shall include, but not be limited to, the following information with respect to each Mortgage Loan:

(1)                                  the name of the Seller and the Seller’s Mortgage Loan identifying number;

(2)                                  the Mortgagor’s name;

(3)                                  the street address of the Mortgaged Property including the city, state and ZIP code;

(4)                                  a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property;

(5)                                  the number and type of residential units constituting the Mortgaged Property (i.e., a one-family residence, a two- to four-family residence, a unit in a condominium project or a unit in a planned unit development);

(6)                                  the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(7)                                  the LTV at origination in the case of a First Lien Mortgage Loan;

(8)                                  the CLTV at origination in the case of a Second Lien Mortgage Loan;

(9)                                  the Mortgage Interest Rate as of the related Cut-off Date;

(10)                            the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

(11)                            the stated maturity date;

(12)                            the amount of the Monthly Payment as of the related Cut-off Date;

(13)                            the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance;

(14)                            the original principal amount of the Mortgage Loan;

(15)                            the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date;

(16)                            in the case of an Adjustable-Rate Mortgage Loan, the next Interest Rate Adjustment Date;

(17)                            in the case of an Adjustable-Rate Mortgage Loan, the Gross Margin;

(18)                            in the case of an Adjustable-Rate Mortgage Loan, the Lifetime Rate Cap under the terms of the Mortgage Note;

(19)                            in the case of an Adjustable-Rate Mortgage Loan, a code indicating the type of Index;

(20)                            in the case of an Adjustable-Rate Mortgage Loan, the Periodic Rate Cap under the terms of the Mortgage Note;

(21)                            in the case of an Adjustable-Rate Mortgage Loan, the Periodic Rate Floor under the terms of the Mortgage Note;

(22)                            the type of Mortgage Loan (i.e., Fixed-Rate, Adjustable-Rate, First Lien, Second Lien);

(23)                            a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(24)                            a code indicating the related documentation program (i.e. full, alternative or reduced);

(25)                            the loan credit classification (as described in the related Underwriting Guidelines);

(26)                            whether the Mortgage Loan provides for a Prepayment Penalty;

(27)                            the Prepayment Penalty period of the Mortgage Loan, if applicable;

(28)                            a description of the Prepayment Penalty, if applicable;

(29)                            the Mortgage Interest Rate as of origination;

(30)                            the credit risk score (FICO score) of the related Mortgagor at origination;

(31)                            the date of origination;

(32)                            in the case of an Adjustable-Rate Mortgage Loan, the Mortgage Interest Rate adjustment period;

(33)                            in the case of an Adjustable-Rate Mortgage Loan, the Mortgage Interest Rate adjustment percentage;

(34)                            in the case of an Adjustable-Rate Mortgage Loan, the Mortgage Interest Rate floor;

(35)                            the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other);

(36)                            a code indicating whether the Mortgage Loan is assumable;

(37)                            a code indicating whether the Mortgage Loan has been modified;

(38)                            the one year payment history;

(39)                            the Due Date for the first Monthly Payment;

(40)                            the original Monthly Payment due;

(41)                            with respect to the related Mortgagor, the debt-to-income ratio;

(42)                            the Appraised Value of the Mortgaged Property;

(43)                            the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property;

(44)                            the MERS identification number;

(45)                            a code indicating whether the Mortgage Loan has borrower paid, lender paid or deep primary mortgage insurance coverage and, if so, (i) the insurer’s name, (ii) the policy or certification number, (iii) the premium rate and (iv) the coverage percentage;

(46)                            in the case of a Second Lien Mortgage Loan, the outstanding principal balance of the superior lien;

(47)                            a code indicating whether the Mortgage Loan is a HOEPA Loan;

(48)                            a code indicating whether the Mortgage Loan is a High Cost Loan;

(49)                            a code indicating whether the Mortgage Loan is a subject to a buydown;

(50)                            flood zone and flood insurance coverage information with respect to the Mortgage Loan (to the extent known by the Owner);

(51)                            whether the Mortgage Loan is subject to a repurchase agreement;

(52)                            if the Mortgage Loan is subject to a repurchase agreement, the name of the counterparty; and

(53)                            in the case of a negative amortization Mortgage Loan, the next payment adjustment date and the maximum negative amortization.

With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:

(a)                                  the number of Mortgage Loans;

(b)                                 the current aggregate outstanding principal balance of the Mortgage Loans;

(c)                                  the weighted average Mortgage Interest Rate of the Mortgage Loans; and

(d)                                 the weighted average maturity of the Mortgage Loans.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan secured by a Mortgage.

Mortgaged Property:  The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Nonrecoverable Advance:  Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith judgment of the Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable from related Insurance Proceeds, Liquidation Proceeds or otherwise from such Mortgage Loan or REO Property.  The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Servicing Advance or advance of principal and interest, if made, would constitute a Nonrecoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Owner.

Notice of Transfer of Mortgage Loans:  A written instrument in the form mutually agreed upon by the Owner and the Servicer prior to a pending transfer whereby the Owner notifies the Servicer of the addition of the Mortgage Loans specified therein to the coverage of this Servicing Agreement.

Notice Date: As defined in Section 11.01(b).

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Servicer, reasonably acceptable to the Owner; provided, however, that any Opinion of Counsel relating to the qualification of any account required to be maintained pursuant to this Servicing Agreement at a Qualified Depository must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer, (ii) does not have any material direct or indirect financial interest in the related Servicer or is an Affiliate of either of them and (iii) is not connected with the Servicer as an officer, employee, director or person performing similar functions.

Originator:  With respect to a Mortgage Loan, the originator of such Mortgage Loan.

Other Fees:  With respect to each Mortgage Loan, those fees set forth in Exhibit 9 for the specific services described therein.

Outstanding Owner Servicing Advances:  As defined in Section 2.28(f).

Parent:  As defined in Section 13.14.

Payment Clearing Account:  The account established and maintained pursuant to the second paragraph of Section 2.03.

PennyMac Property Preservation Program:  The proprietary property preservation programs designed by PNMAC Capital Management, LLC to modify and enhance the value of Mortgage Loans or mitigate losses to Mortgage Loans, as amended from time to time, and presented to the Servicer by the program technology and other documentation administered and provided by the PennyMac REIT Manager.

PennyMac REIT:  PennyMac Mortgage Investment Trust, a Maryland real estate investment trust.

PennyMac REIT Manager:  PNMAC Capital Management, LLC, a Delaware corporation.

Periodic Rate Cap:  With respect to each Adjustable-Rate Mortgage Loan, the provision of the Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate specified therein may increase on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect.

Periodic Rate Floor:  With respect to each Adjustable-Rate Mortgage Loan, the provision of the related Mortgage Note which provides for an absolute maximum amount by which the related Mortgage Interest Rate may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

Prepayment Penalty:  Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any Principal Prepayment pursuant to the terms of such Mortgage Loan.

Prime Rate:  The prime rate in effect from time to time as published as the average rate in The Wall Street Journal (West Coast edition).

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Private Securitization Transaction:  Any transaction involving either (1) a sale of some or all of the Mortgage Loans directly or indirectly to an entity that issues privately offered, rated mortgage-backed securities or (2) an entity that issues privately offered, rated securities, the payments of which are determined primarily by reference to one or more portfolios of mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Public Securitization Transaction:  Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Purchase Agreement:  The agreement pursuant to which the Owner purchased Mortgage Loans from the related Seller, if applicable.

Qualified Depository:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company of which) are rated A-2 by S&P or Prime-2 by Moody’s (or a comparable rating if another rating agency is specified by the Owner by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity.

Qualified Insurer:  Any insurer which meets the requirements of Fannie Mae and Freddie Mac.

Rating Agency:  Any of Fitch, Moody’s or S&P, or their respective successors, designated by the Owner.

Reconstitution:  A Whole Loan Transfer, a Private Securitization Transaction or a Public Securitization Transaction, as the case may be.

Reconstitution Date:  As defined in Section 13.12.

Refinanced Mortgage Loan:  A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Remittance Date:  With respect to each Mortgage Loan, not later than the 20th day of the month following the month in which payments in respect of such Mortgage Loan are received and credited.

REO Marketing Fee:  With respect to each REO Property being managed by the Servicer, that fee set forth in Exhibit 9.

REO Property:  A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, as described in Section 2.15.

RESPA:  Real Estate Settlement Procedures Act, as amended from time to time.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Second Lien Mortgage Loan:  A Mortgage Loan secured by a Mortgage in second lien position on the related Mortgaged Property.

Seller:  With respect to each Mortgage Loan, the Seller set forth in the related Mortgage Loan Schedule, if applicable.

Service Release Fee:  With respect to each Mortgage Loan, the fee set forth in Exhibit 9 hereto payable by the Owner to the Servicer upon the release of such Mortgage Loan from the Servicer’s loan administration system; provided, however, that no such fee shall be payable by the Owner if the Mortgage Loan is transferred (i) to the Servicer or an Affiliate of the Servicer or (ii) pursuant to an Event of Default.

Servicer: PennyMac Loan Services, LLC or its successor in interest or any permitted assignee or designee of under this Servicing Agreement as herein provided and as provided in Section 6.02.  Unless the context requires otherwise, all references to “Servicer” in this Servicing Agreement shall be deemed to include such Servicer’s successors in interest or permitted assignees or designees.

Servicer Employees:  As defined in Section 2.12.

Servicer Information:  As defined in Section 13.12(b)(ii)(A).

Servicing Advances:  All customary, reasonable and necessary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred (regardless if any such advance is not, in the reasonable determination of the Servicer, a Nonrecoverable Advance when made but, thereafter, becomes a Nonrecoverable Advance) in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property or REO Property, (b) any fees relating to any enforcement or judicial proceedings, excluding foreclosures, (c) amounts advanced to correct defaults on any mortgage loan which is senior to the Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to the Mortgage Loan, (d) any appraisals, valuations, broker price opinions, inspections, or environmental assessments, (e) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (f) taxes, assessments, water rates, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums, flood insurance premiums and other charges which are or may become a lien upon the Mortgaged Property, and (g) executing and recording instruments of satisfaction, deeds of reconveyance.

Servicing Fee:  With respect to each Mortgage Loan, the product of (i) the Base Servicing Fee Percentage and (ii) the unpaid principal balance of such Mortgage Loan as of the first day of each month for which the Mortgage Loan is serviced.  With respect to each newly boarded Mortgage Loan, boarded on or before the 15th day of month, the Servicer shall be entitled to receive the full monthly Servicing Fee for each newly boarded Mortgage Loan.  With respect to each newly boarded Mortgage Loan boarded after the 15th day of the month, the Servicer shall be entitled to one-half of the monthly Servicing Fee for each newly boarded

Mortgage Loan.  With respect to each Mortgage Loan released from servicing, Servicer shall be entitled to receive the full monthly Servicing Fee irrespective of the applicable release date.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals, if provided, or copies of all documents in the related Mortgage File which are not delivered to the Owner, its designee or the Custodian and copies of the related Mortgage Loan Documents.

Servicing Officer:  Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers that is required to be furnished by the Servicer to the Owner, as such list may from time to time be amended.

Servicing Rights:  Any and all of the following:  (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans; (c) any Ancillary Income with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) any and all rights to and in the Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Servicing Transfer Date:  The date on which the Servicer begins servicing the related Mortgage Loans pursuant to this Servicing Agreement.

Special Deposit Account:  An account which the Owner and the Servicer agree shall be a special deposit account for the benefit of the Owner under applicable law.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Servicing Agreement.

Tax Service Contract:  A life of loan tax service contract maintained for a Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Transfer Date:  With respect to a Mortgage Loan, the date on which the physical servicing of such Mortgage Loan is transferred from the Servicer pursuant to this Servicing Agreement to a successor servicer.

Underwriting Guidelines:  The underwriting guidelines of the applicable Originator, as identified or specified in the related Purchase Agreement, if applicable.

Whole Loan Transfer:  The sale or transfer by Owner of some or all of the Mortgage Loans in a whole loan or participation format other than a Private Securitization Transaction or a Public Securitization Transaction.

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ARTICLE II

SERVICING

Section 2.01                                Servicer to Act as Servicer.

The Servicer shall service the Mortgage Loans in accordance with the provisions of this Servicing Agreement and its obligations in respect of the Mortgage Loans shall be limited to those set forth in this Servicing Agreement.  In accordance with and subject to the Delegation of Authority Matrix attached as Exhibit 10 hereto, the Owner shall delegate authority to the Servicer to carry out the Servicer’s servicing and administration duties without obtaining the Owner’s prior written approval.

Consistent with the terms of this Servicing Agreement, the PennyMac Property Preservation Program, and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note, or waive, in whole or in part, a Prepayment Penalty.  Unless in compliance with the PennyMac Property Preservation Program, the terms of any Mortgage Loan may only be modified, varied or forgiven with the prior written consent of the Owner while the Mortgage Loan remains outstanding.  The Servicer’s analysis supporting any forbearance and the conclusion that any forbearance meets the standards of this section shall be reflected in writing or electronically in the Servicing File.  The Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  If reasonably required by the Servicer, the Owner shall furnish the Servicer with a fully executed Power of Attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Servicing Agreement.  The Servicer may request the consent of the Owner in writing by certified mail, overnight courier or such other means as may be agreed to by the parties to a course of action that the Servicer proposes to take under this Servicing Agreement.  Unless the Owner shall give written notice to the Servicer that it objects to any recommended course of action within ten (10) Business Days immediately following the day on which the Owner received the Servicer’s written consent request (together with its recommended course of action and relevant supporting documentation), the Owner shall be deemed to have consented to such recommended course of action, and Servicer may take the action recommended to the Owner, unless the Servicer determines, in its reasonable discretion, that such action is no longer prudent or applicable and the Servicer notifies the Owner of such decision not to act.  In the event that the Owner shall object to the Servicer’s recommended course of action, Servicer shall take such action as is required by the Owner, and the Servicer shall have no liability therefor if it is not negligent in performing such action.  Further, to the extent the Servicer has provided the Owner with reasonably timely notice, the Owner shall indemnify and hold harmless the Servicer from and against any penalty, fine or damages that may result from the Owner’s decision to wait for any period of time up to ten (10) Business Days before providing Servicer with direction as to the course of action to be taken as permitted in the second immediately preceding sentence.  In addition, except in accordance with the PennyMac Property Preservation Program, notwithstanding the foregoing, the Servicer may not waive any Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless

(i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Penalty and such Mortgage Loan, and the waiver of such Prepayment Penalty is standard and customary in servicing similar Mortgage Loans (including the waiver of a Prepayment Penalty in connection with a refinancing of the Mortgage Loan related to a default or a reasonably foreseeable default) or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor’s rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) in the Servicer’s reasonable judgment, (1) the waiver of such prepayment penalty relates to a default or a reasonably foreseeable default, (2) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and such Mortgage Loan and (3) such waiver is standard and customary in servicing similar mortgage loans similar to such Mortgage Loan (including any waiver of a prepayment penalty in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). In no event will the Servicer waive a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.  In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, where such procedures do not conflict with the requirements of this Servicing Agreement, and the Owner’s reliance on the Servicer.  In addition, the Servicer shall retain adequate personnel to effect such servicing and administration of the Mortgage Loans.  Servicer shall have no obligation to collect a Prepayment Penalty with respect to a Mortgage Loan unless the Servicer is provided with such information electronically; provided, however, that the Servicer shall compare the Notice of Transfer of Mortgage Loans provided by the Owner and any electronic data regarding the Mortgage Loans provided by the previous servicer of such Mortgage Loans and provide the Owner with prompt written notice of any discrepancies with respect to information regarding Prepayment Penalties.

The Owner may sell and transfer, in whole or in part, some or all of the Mortgage Loans at any time and from time to time (including, without limitation, in connection with a Private Securitization Transaction or a Public Securitization Transaction). Upon such execution, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by such transferee.

The Servicer shall notify MERS of the ownership interest of Owner in each MOM Loan.  At any time during the term of this Servicing Agreement, Owner may direct the Servicer to cause any MOM Loan to be deactivated from the MERS System.

The Servicing File maintained by the Servicer pursuant to this Servicing Agreement shall be appropriately marked and identified in the Servicer’s computer system to clearly reflect the ownership of the related Mortgage Loan by the Owner.  The Servicer shall release from its custody the contents of any Servicing File maintained by it only in accordance with this Servicing Agreement.

The Servicer shall be responsible for the actions of any vendors which the Servicer utilizes to carry out its obligations hereunder.  The Owner shall promptly reimburse the Servicer for any fees paid to such vendors by the Servicer.

The Servicer shall maintain adequate capacity to service the Mortgage Loans, as well as other mortgage loans that it may service (including mortgage loans held by other entities managed by the PennyMac REIT Manager or any of it Affiliates).

Section 2.02                                Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as the Servicer shall determine reasonably to be in the best interest of the Owner in accordance with Accepted Servicing Practices.  In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 2.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period (or such other period as is required by law in the jurisdiction where the related Mortgaged Property is located) or earlier as determined by the Servicer, the Servicer is granted authority to effect Foreclosure Commencement in accordance with and subject to Exhibit 10 hereto and Accepted Servicing Practices.  In such connection, the Servicer shall, acting in accordance with Accepted Servicing Practices, advance on behalf of the Owner such funds as are necessary and proper in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance.  The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Servicing Advance would constitute a Nonrecoverable Advance shall be evidenced by an Officers’ Certificate of the Servicer, delivered to the Owner, which details the reasons for such determination.

The Servicer acknowledges and agrees that it shall take and initiate any legal actions with respect to any Mortgage Loans and REO Properties, including, without limitation, any foreclosure actions, acceptance of deeds in lieu of foreclosure, and any collection actions with respect to any Mortgage Loans or REO Properties on behalf of the Owner, but only in the name of the Servicer or its nominee and without reference to the Owner.  Except as otherwise required by law or with the consent of the Owner, under no circumstances shall any such action be taken in the name of, or with any reference to, the Owner.  The Servicer shall provide prior written notice to the Owner, if the Servicer is required by applicable law to take any legal actions with respect to the Mortgage Loan or REO Properties in the name of, or with reference to, the Owner.

Section 2.03                                Collection of Mortgage Loan Payments; Payment Clearing Account.

Continuously from the related Servicing Transfer Date until the principal and interest on all Mortgage Loans are paid in full (unless otherwise provided herein), the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments, to the extent applicable, and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.  Notwithstanding anything herein to the contrary, the Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, PMI Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if in its reasonable judgment it believes that it will be unable to enforce the provision of the Mortgage or other instrument pursuant to which payment is required.  Further, the Servicer shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, flood insurance premiums, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

The Servicer shall establish and maintain a Payment Clearing Account into which it shall deposit on a daily basis all payments received in respect of mortgage loans serviced by the Servicer (whether or not serviced pursuant to this Servicing Agreement).  Not later than the second Business Day following the receipt of a payment in respect of a Mortgage Loan subject to this Servicing Agreement, the Servicer shall withdraw the amount such payment form the Payment Clearing Account and shall immediately deposit (1) in the Custodial Account, the portion of such payment required to be deposited therein pursuant to Section 2.04, and (2) in the Escrow Account, the portion of such payment required to be deposited therein pursuant to Section 2.06.

Section 2.04                                Establishment of and Deposits to Custodial Account.

The Servicer shall establish one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “PNMAC Loan Svc LLC ITF PennyMac Operating Partnership, L.P. ttee and/or bailee for PNMAC LLC  - and/or pmnts of var mtgrs and/or other owners of int in loans- P&I”  The Custodial Account shall be established with a Qualified Depository acceptable to the Owner as a Special Deposit Account.  Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted by the FDIC and any amounts therein may be invested in Eligible Investments.  The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Servicer (provided the Servicer qualifies as a Qualified Depository), or by a letter agreement in the form of Exhibit 3 hereto, in the case of an account held by a depository other than the Servicer.  A copy of such certification or letter agreement shall be furnished to the Owner on or prior to the execution of this Servicing Agreement.  The Servicer shall segregate and hold all funds in the Custodial Account separate and apart from the Servicer’s own funds and general assets.

The Servicer shall deposit in the Custodial Account and retain therein the following collections received by the Servicer, together with any payments made by the Servicer subsequent to the Servicing Transfer Date pursuant to this Servicing Agreement:

(i)            all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)           all payments on account of interest on the Mortgage adjusted to the Mortgage Loan Remittance Rate;

(iii)          all Liquidation Proceeds and any amount received with respect to REO Property;

(iv)          all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14), and Section 2.11;

(v)           all Condemnation Proceeds affecting any Mortgaged Property that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14;

(vi)          any amount required to be deposited in the Custodial Account pursuant to Section 2.15 or 4.02;

(vii)         [reserved];

(viii)        [reserved];

(ix)           any Prepayment Penalties received with respect to any Mortgage Loan; and

(x)            any amounts required to be deposited by the Servicer pursuant to Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy.  Such deposit shall be made from Servicer’s own funds, without reimbursement therefor.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income and Prepayment Penalties need not be deposited by the Servicer into the Custodial Account.  Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of the Servicer and the Servicer may retain any such interest.

Section 2.05                   Permitted Withdrawals From Custodial Account.

Subject to Section 3.01, the Servicer shall be entitled to withdraw funds from the Custodial Account for the following purposes:

(i)            to make payments to the Owner (or as otherwise directed by the Owner in writing) in the amounts and in the manner provided in Section 3.01;

(ii)           to fund any Liquidity Reserve Account or any Litigation Reserve Account as and to the extent required by Section 2.17;

(iii)          [reserved];

(iv)          following the liquidation of a Mortgage Loan, to reimburse itself for (a) any unpaid Servicing Advances to the extent recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan plus (b) unreimbursed Nonrecoverable Advances made by the Servicer in accordance with this Agreement;

(v)           [reserved];

(vi)          [reserved];

(vii)         to invest funds in Eligible Investments in accordance with Section 2.09;

(viii)        to withdraw funds deposited in the Custodial Account in error;

(ix)           to pay to itself any interest earned on funds deposited in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date);

(x)            [reserved];

(xi)           [reserved]; and

(xii)          to clear and terminate the Custodial Account upon the termination of the Servicing Agreement.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclause (iv) above.

Section 2.06                   Establishment of and Deposits to Escrow Account.

The Servicer shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled “PNMAC Loan Svc LLC ttee and/or bailee for PNMAC LLC and/or pmts of var mtgrs and/or other owners of int in loans- T&I”.  The Escrow Account shall be established with a Qualified Depository as a Special Deposit Account.  Funds deposited in the Escrow Accounts may be drawn on by the Servicer in accordance with Section 2.07.  The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto, in the case of an account established with the Servicer (provided the Servicer qualifies as a Qualified Depository), or by a letter agreement in the form of Exhibit 5 hereto, in the case of an account held by a depository other than the Servicer.  A copy of such certification shall be furnished to the Owner on or prior to the execution of this Servicing Agreement.  The Servicer shall segregate and hold all funds in any Escrow Account separate and apart from the Servicer’s own funds and general assets.

The Servicer shall deposit in the Escrow Account or Accounts and retain therein the following collections received by the Servicer:

(i)            all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Servicing Agreement;  and

(ii)           all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Servicing Agreement, as set forth in Section 2.07.  Any interest paid on funds deposited in the Escrow Account by the depository institution shall accrue to the benefit of the Servicer, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Servicer shall be responsible to pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non interest bearing or that interest paid thereon is insufficient for such purposes.

Section 2.07                   Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)            to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, flood insurance, fire and hazard insurance, premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)           to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Section 2.08 with respect to a Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii)          to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or state law or judicial or administrative ruling;

(iv)          for transfer to the Custodial Account in accordance with the terms of the related Mortgage and Mortgage Note or this Servicing Agreement;

(v)           for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 2.14;

(vi)          to pay the Servicer, or any Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)         to reimburse itself for any amounts deposited in the Escrow Account in error; and

(viii)        to clear and terminate the Escrow Account on the termination of this Servicing Agreement.

Section 2.08                   Payment of Taxes, Insurance and Other Charges.

With respect to each First Lien Mortgage Loan that provides for Escrow Payments to be made, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums, flood insurance, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the related Mortgage.

To the extent that any First Lien Mortgage Loan does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the related Mortgagor when due.  With respect to each First Lien Mortgage Loan that provides for Escrow Payments, subject to Accepted Servicing Practices, the Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments within the time period required to avoid penalties and interest and avoid the loss of the related Mortgaged Property by foreclosure from a tax or other lien. Notwithstanding the foregoing, if Servicer reasonably determines that such Servicing Advance would be a Nonrecoverable Advance, Servicer shall have no obligation to make such Servicing Advance.  Solely with respect to Mortgage Loans that require escrow payments, if Servicer fails to make a Servicing Advance with respect to any payment prior to the date on which late payment penalties or costs related to protecting the lien accrue, the Servicer shall pay any such penalties or costs which accrued.

Section 2.09                   Protection of Accounts.

The Servicer may transfer the Custodial Account, the Escrow Account, any Liquidity Reserve Account or any Litigation Reserve Account to a different Qualified Depository from time to time.  Such transfer shall be made only upon obtaining consent of the Owner, which shall not be unreasonably withheld.  The Servicer shall notify the Owner in writing of any such transfer fifteen (15) Business Days prior to such transfer.

Amounts on deposit in the Custodial Account, the Escrow Account, any Liquidity Reserve Account or any Litigation Reserve Account may at the option of the Servicer be invested in Eligible Investments.  Any such Eligible Investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account, the Escrow Account, any Liquidity Reserve Account or any Litigation Reserve Account, then such Eligible Investment may mature on the related Remittance Date.  Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Owner.  All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, the Escrow

Account, any Liquidity Reserve Account or any Litigation Reserve Account, by the Servicer out of its own funds immediately as realized with no right to reimbursement.

Section 2.10                   Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each First Lien Mortgage Loan, hazard insurance (with extended coverage as is customary in the area where the Mortgaged Property is located) such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under the Fannie Mae Guides against loss by fire, hazards of extended coverage and such other hazards as are required to be insured pursuant to the Fannie Mae Guides, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan or (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer (or, in the case of REO Property, the fair market value of such REO Property).

If required by the National Flood Insurance Act of 1968 or Flood Disaster Prevention Act of 1973, as amended, each Mortgage Loan is, and shall continue to be, covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier acceptable under the Fannie Mae Guides in an amount representing coverage not less than the least of (i) the aggregate unpaid principal balance of the Mortgage Loan (or, in the case of REO Property, the fair market value of such REO Property), (ii) maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or Flood Disaster Prevention Act of 1973, as amended (regardless of whether the area in which such Mortgaged Property is located is participating in such program), or (iii) the full replacement value of the improvements which are part of such Mortgaged Property.  If a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the National Flood Insurance Act of 1968 or Flood Disaster Prevention Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.  Notwithstanding the foregoing, Servicer shall have no liability to Owner or any third party for any penalties or fines imposed based on Servicer’s failure to timely notify the Director of FEMA and the flood insurance provider related to a servicing transfer if Servicer is not provided with flood insurance information; provided that, the Servicer shall have promptly provided Owner with notice of such missing flood insurance information.  Notwithstanding the foregoing, the Servicer shall maintain a blanket insurance policy in sufficient amounts to cover any uninsured loss due to any gap in Mortgagor provided coverage.

If a First Lien Mortgage Loan is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the homeowners’ association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the homeowners’ association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall in accordance with the Fannie Mae Guides make commercially reasonable efforts to communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer and its successors and assigns as a mortgagee and loss payee and shall be endorsed with non contributory standard or New York mortgagee clauses which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better under Best’s Key Rating Guides, are acceptable under the Fannie Mae Guides and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Servicer shall determine that such policies provide sufficient risk coverage and amounts as required pursuant to the Fannie Mae Guides, that they insure the property owner, and that they properly describe the property address.  The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date; provided, however, that in the event that no such notice is furnished by the Servicer, the Servicer shall ensure that replacement insurance policies are in place in the required coverages and the Servicer shall be solely liable for any losses in the event coverage is not provided.

Pursuant to Section 2.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 2.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

Section 2.11                   Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from flood, fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.10 and otherwise complies with all other requirements of Section 2.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 2.10.  Any amounts collected by the Servicer under any such policy relating to a

Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor.  The Servicer may seek reimbursement from the Owner for the costs and premiums associated with obtaining and maintaining any such blanket policy.

Section 2.12                   Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies that would meet the requirements of Fannie Mae, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 2.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Servicing Agreement.  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be comply with the applicable requirements from time to time of Fannie Mae. Upon request, the Servicer shall cause to be delivered to the Owner a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and shall obtain a statement from the surety and insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Owner.

Section 2.13                   Inspections.

The Servicer shall order an inspection of the Mortgaged Property when the related Mortgage Loan becomes 45 days delinquent and every 30 days thereafter so long as such Mortgage Loan remains delinquent to assure itself that the value of the Mortgaged Property is being preserved, provided that the Servicer shall be required to take such action only if it determines that the proceeds to the Owner (after giving effect to the recovery of the Servicer’s out-of-pocket expenses) from payment on, or disposition of, the related Mortgage Loan or REO Property would be increased as a result of the taking of such action.  The Servicer shall document on its servicing system each such inspection.  The costs of such inspections shall be treated as Servicing Advances for which the Servicer shall be entitled to full reimbursement for in accordance with Section 2.05(iv).

Section 2.14                   Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of this Servicing Agreement.  At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)            the Servicer shall receive satisfactory independent verification of completion in all material respects of repairs and issuance of any required approvals with respect thereto;

(ii)           the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)          the Servicer shall verify that the Mortgage Loan is not in default; and

(iv)          pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 2.15                   Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer on behalf of the Owner and without reference to the Owner except as otherwise required by law, or in the event the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

Upon approval by Owner, the Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale.  In consideration therefor, the Owner shall pay the Servicer the REO Marketing Fee per month as set forth in Exhibit 9.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in accordance with Accepted Servicing Practices and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner in accordance with Accepted Servicing

Practices.  The Servicer shall provide the Owner on a monthly basis with a report on the status of each REO Property.

In consideration therefor, the Owner shall pay the Servicer the REO Marketing Fee per month as set forth in Exhibit 9.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or Flood Disaster Prevention Act of 1973, as amended, flood insurance in the amount required in Section 2.10 hereof, provided that the Servicer shall be required to maintain such insurance only if it determines that the proceeds to the Owner (after giving effect to the recovery of the Servicer’s out-of-pocket expenses) from payment on, or disposition of, the related REO Property would be increased as a result of the maintenance of such insurance.  Such costs to maintain appropriate insurance coverage shall be treated as Servicing Advances for which the Servicer shall be entitled to full reimbursement in accordance with Section 2.05(iv).

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner in accordance with Accepted Servicing Practices.  The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account pursuant to the terms of this Servicing Agreement but not later than the second Business Day following receipt thereof.  As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances and unpaid Servicing Fees made pursuant to this Section.

With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property in the Custodial Account.  The Servicer shall cause to be deposited on a daily basis in each Custodial Account all revenues received by Servicer (such revenues being those received by Servicer within two Business Days prior to actual deposit into the Escrow Account) with respect to the conservation and disposition of the related REO Property.  Any advances made to maintain appropriate insurance coverage shall be treated as Servicing Advances for which the Servicer shall be entitled to full reimbursement in accordance with Section 2.05(iv).

The Servicer shall furnish to the Owner on a monthly basis the Servicer’s standard REO report on REO Property then serviced by the Servicer.

Section 2.16                   Costs and Expenses.

Owner will be responsible for all losses including but not limited to unrecoverable interest, “out-of-pocket” costs and expenses from either the Mortgagor or Owner that are normal and customary that occur as the result of normal business activity associated with owning the loans.

Section 2.17                   Liquidity and Litigation Reserves.

(a)           Liquidity Reserve.  The Servicer, in its discretion, may establish a liquidity reserve (the “Liquidity Reserve”) from which to fund Servicing Advances (other than litigation costs and expenses (including attorneys’ fees), which may be funded through the use of a Litigation Reserve pursuant to Section 2.17(b)).  If the Servicer elects to establish a Liquidity Reserve it shall establish a Liquidity Reserve Account at a Qualified Depository.  The Liquidity Reserve Account shall be held in trust for the benefit of the Owner and shall be established and maintained for the sole purpose of holding and distributing the Liquidity Reserve funds.  The Servicer may fund the Liquidity Reserve with such portion of distributions on the Mortgage Loans as it deems appropriate, in the exercise of its reasonable discretion.  At the termination of this Servicing Agreement, all remaining funds held in the Liquidity Reserve shall be distributed to the Owner.  Amounts on deposit in the Liquidity Reserve Account shall be invested in Eligible Investments, shall not be used to pay costs or expenses other than Servicing Advances (excluding litigation costs and expenses), and shall be used to pay Servicing Advances (other than litigation costs and expenses) only in any month in which the distributions on the Mortgage Loans received during that month are insufficient to provide sufficient cash to pay all Servicing Advances due and payable (without prepayment) during that month.  No funds from any other source (other than interest or earnings on the funds held in the Liquidity Reserve Account) shall be commingled in the Liquidity Reserve Account.  Amounts on deposit in the Liquidity Reserve Account (including interest and earnings thereon) shall be used and may be withdrawn and disbursed only in accordance with the provisions of this paragraph.  The Servicer shall be authorized and directed to withdraw funds from the Liquidity Reserve Account only to make disbursements in accordance with this Servicing Agreement and not for any other purpose.

(b)           Litigation Reserve.  The Servicer, in its discretion, may establish a litigation reserve (the “Litigation Reserve”) from which to fund litigation costs and expenses (including attorneys’ fees) that constitute Servicing Advances.  If the Servicer elects to establish a Litigation Reserve it shall establish a Litigation Reserve Account at a Qualified Depository.  The Litigation Reserve Account shall be held in trust for the benefit of the Owner and shall be established and maintained for the sole purpose of holding and distributing the Litigation Reserve funds.  The Servicer may fund the Litigation Reserve with such portion of distributions on the Mortgage Loans as it deems appropriate, in the exercise of its reasonable discretion.  At the termination of this Servicing Agreement, all remaining funds held in the Litigation Reserve shall be distributed to the Owner.  Amounts on deposit in the Litigation Reserve Account shall be invested in Eligible Investments, shall not be used to pay costs or expenses other than litigation costs and expenses that constitute Servicing Advances, and shall be used to pay such litigation costs and expenses only in any month in which distributions on the Mortgage Loans received during that month are insufficient to provide sufficient cash to pay all Servicing Advances due and payable (without prepayment) during that month.  No funds from any other source (other than interest or earnings on the funds held in the Litigation Reserve Account) shall be commingled in the Litigation Reserve Account.  Amounts on deposit in the Litigation Reserve Account (including interest and earnings thereon) shall be used and may be withdrawn and disbursed only in accordance with the provisions of this paragraph.  The Servicer shall be authorized and directed to withdraw funds from the Litigation Reserve Account only to make disbursements in accordance with this Servicing Agreement and not for any other purpose.

Section 2.18                   [Reserved].

Section 2.19                   [Reserved].

Section 2.20                   Notification of Adjustments.

With respect to each Adjustable-Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another Index is selected for determining the Mortgage Interest Rate because the original Index is no longer available, the same Index will be used with respect to each Mortgage Note which requires a new Index to be selected provided that such selection does not conflict with the terms of the related Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.  The Servicer shall promptly deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Servicer or the Owner that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Owner thereby without reimbursement therefor.

Section 2.21                   Recordation of Assignments of Mortgage.

Except in connection with Accepted Servicing Practices for defaulted Mortgage Loans, the Servicer shall not be responsible for the preparation or recording of the Assignments of Mortgage relating to the Mortgage Loans to the Owner, or any other party; provided, however, that in the event the Servicer agrees (which agreement shall be in Servicer’s sole discretion) to record any mortgage assignment, any expense, including the fees of third party service providers, incurred by the Servicer in connection with the preparation and recordation of Assignments of Mortgage shall be reimbursable by the Owner, or if not reimbursed by the Owner, as a Servicing Advance.

Section 2.22                   [Reserved].

Section 2.23                   Credit Reporting.

The Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g. favorable and unfavorable) on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company (or their respective successors) on a monthly basis and in accordance with applicable federal, state and local laws.

Section 2.24                   Superior Liens.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take whatever actions are necessary to protect the interests of the Owner, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code.  The Servicer shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such Servicing Advance is in the best interests of the Owner and would be in accordance with Accepted Servicing Practices.  The Servicer shall not make such a Servicing Advance except to the extent that it determines that such advance would not be a Nonrecoverable Advance from Liquidation Proceeds on the related Mortgage Loan.  The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

If a Mortgage Loan is identified on the Notice of Transfer of Mortgage Loans as a Second Lien Mortgage Loan, then the Servicer, may consent to the refinancing of the prior senior lien on the related Mortgaged Property, provided that the following requirements are met:

1.             the resulting CLTV of such Second Lien is no higher than its CLTV prior to such refinancing; and

2.             the interest rate, or, in the case of an adjustable-rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% (or such higher rate that the Servicer determines to be in the Owner’s best interest) higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

3.             the loan evidencing the refinanced senior lien is not subject to the possibility of negative amortization.

Section 2.25                   Prepayments in Full.

With respect to each Mortgage Loan, the Servicer agrees to deliver on or prior to the fifth (5th) Business Day of each month to the Owner, a report setting forth information with respect to any prepayments in full with respect to such Mortgage Loan.

Section 2.26                   Tax and Flood Service Contracts.

The Servicer, at the Owner’s expense, shall cause each First Lien Mortgage Loan that is transferred to the Servicer for servicing to be covered to the extent not covered by a Tax Service Contract and/or Flood Service Contract, by (a) a Tax Service Contract and/or (b) a Flood Zone Service Contract.  If any Mortgage Loan is missing a required Tax Service Contract or if any Mortgage Loan is missing a required Flood Zone Service Contract at the time of the Servicing Transfer Date, Servicer shall place such Tax Service Contract or Flood Zone Service Contract, as applicable, and shall be entitled to the fee associated with acquiring such contracts as set forth in Exhibit 9.

Section 2.27                   Maintenance of PMI Policies and LPMI Policies; Collections Thereunder.

The Servicer shall maintain in full force and effect, a PMI Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required, provided that the Servicer’s obligations to pay premiums in respect of any such Policy shall terminate if the Servicer determines that the related insurer is unwilling or unable to make all payments due under such policy.  Such coverage shall be maintained until the LTV Ratio or CLTV, as applicable, of the related Mortgage Loan is reduced to that amount for which Fannie Mae no longer requires such insurance to be maintained. The Servicer will not cancel or refuse to renew any PMI Policy in effect on the related Servicing Transfer Date that is required to be kept in force under this Servicing Agreement unless a replacement PMI Policy or LPMI Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer.  The Servicer shall not take any action which would result in non-coverage under any applicable PMI Policy or LPMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Servicer shall promptly notify the insurer under the related PMI Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the PMI Policy or LPMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, and the Owner, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 2.04, any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the related Custodial Account, subject to withdrawal pursuant to Section 2.05.

Section 2.28                   Obligations of the Owner and the Servicer Related to Servicing Transfers.

The Owner and the Servicer shall take the following actions with respect to each Mortgage Loan that the Owner desires to have serviced by the Servicer hereunder in order to effect the transfer of servicing to the Servicer on the related Servicing Transfer Date:

(a)           Delivery of Mortgage Loan Data.  With respect to each pool of Mortgage Loans to be serviced under this Servicing Agreement, no later than thirty (30) calendar days prior to the Servicing Transfer Date, the Owner shall furnish or cause to be furnished to the Servicer complete and accurate Mortgage Loan data reflecting the status of payments, balances and other pertinent information necessary to service such Mortgage Loans including but not limited to: (i) master file; (ii) Adjustable-Rate Mortgage Loan master file; (iii) escrow file; (iv) tax and insurance payee file; (v) Adjustable-Rate Mortgage Loan history file; (vi) servicing activities; and (vii) any other pertinent information reasonably required by the Servicer.  Such information shall be provided to the Servicer in such electronic format as is mutually agreed upon by both parties.  Not later than one (1) Business Day following the Servicing Transfer Date, the Owner shall provide the Servicer with computer or like records (final data) reflecting the status of payments, balances and other pertinent information as set forth above and necessary to service the Mortgage Loans as of the Servicing Transfer Date.

(b)           Delivery of Notification Letter. With respect to each pool of Mortgage Loans to be serviced under this Servicing Agreement, the Owner shall use its best efforts to deliver or cause to be delivered to the Servicer a Notice of Transfer of Mortgage Loans for such Mortgage Loans not less than forty-five (45) days prior to the related Servicing Transfer Date, the Servicer shall provide its written approval or denial within five (5) Business Days of receipt of such Notice, which approval shall not be unreasonably withheld.

(c)           Delivery of Servicing and Other Files.  The Owner shall use its reasonable best efforts to provide Servicer with hard copies (or imaged copies if available) of the Servicing File with respect to each Mortgage Loan transferred to Servicer within fifteen (15) Business Days prior to the applicable Servicing Transfer Date.  The Owner shall use its reasonable best efforts to provide Servicer with hard copies (or imaged copies if available) of any default file with respect to each Mortgage Loan transferred to Servicer within five (5) Business Days of the applicable Servicing Transfer Date.  Any costs and expenses to deliver the aforementioned files shall be borne by the Owner.

(d)           Notice to Mortgagors.  The Owner shall cause to be provided to each Mortgagor a “Notice of assignment, sale or transfer of servicing” to the Servicer.  Upon boarding of each Mortgage Loan originated by a third-party originator, the Servicer shall deliver to each related Mortgagor a “Welcome Letter” in accordance with RESPA and Accepted Servicing Practices.

(e)           Transfer of Escrow Funds and Other Proceeds.  The Owner shall use its best efforts to transfer or cause to be transferred to the Servicer, within one (1) Business Day and not later than three (3) Business Days following the Servicing Transfer Date by wire transfer to the account designated by the Servicer, an amount equal to the sum of (i) Escrow Payments collected from each Mortgagor; and if applicable (ii) all undistributed insurance loss draft funds; (iii) all unapplied funds received by the Owner or any prior servicer; (iv) all unapplied interest on escrow balances accrued through the related Servicing Transfer Date; (v) all buydown funds held by the Owner or any prior servicer as of the related Servicing Transfer Date; and (vi) all other related amounts held by the respective owner of the Mortgage Loan or any prior servicer of such Mortgage Loan as of the related Servicing Transfer Date that the Owner or any prior servicer is not entitled to retain.  The Owner shall be responsible for any interest on escrow amounts held by the Owner prior to the related Servicing Transfer Date.  The Servicer shall be entitled to deduct from Servicer’s monthly remittance to the Owner any shortfalls in Escrow Payments that result from Owner’s failure to deliver any Escrow Payment in full to the Servicer.  To the extent the Custodial Account has insufficient funds to fully fund such shortfalls in the Escrow Payments plus all other amounts due to the Servicer as set forth in Section 4.03 herein, the Owner shall wire such shortfall amount to the Servicer promptly upon receipt of notice of such shortfalls from the Servicer.

(f)            Outstanding Servicing Advances. Not later than ten (10) Business Days following the Servicing Transfer Date, the Owner shall deliver to the Servicer a schedule, certified by an authorized officer of the Owner as being true and correct and setting forth, in all material respects, those Servicing Advances made by the Owner with respect to the Mortgage Loans as of the related Servicing Transfer Date for which the Owner has not been reimbursed (the “Outstanding Owner Servicing Advances”).  The Servicer agrees to reimburse the prior servicer within thirty (30) days following the Servicing Transfer Date for all Outstanding Owner Servicing Advances with which the prior servicer or the Owner has provided the Servicer with reasonably detailed documentation evidencing such advances.  The Servicer shall have no obligation to board Outstanding Owner Servicing Advances or reimburse the prior servicer unless the Servicer has received reasonably detailed documentation allowing the Servicer to collect such advances from the Mortgagor.

Section 2.29                   Reliability of Information/Exceptional Expenses.

The Servicer may rely on all data and materials relating to the Mortgage Loans supplied to it by the Owner or the Owner’s designee(s) and the authenticity and accuracy of such data and materials, including any signatures contained therein.  The Servicer shall not be obligated to conduct an independent investigation of any data materials or audit of any data, materials or Mortgage File, and may rely on the authenticity and accuracy of such data and materials as provided, including any signatures contained therein and shall not be held accountable for data integrity, missing information or missing documents that prevent the boarding of a Mortgage Loan to the Servicer’s mortgage loan administration system.  The Servicer shall deliver notification to the Owner of any material data deficiencies discovered by the Servicer. If such error was identified prior to the Servicing Transfer Date, the Owner shall have the ability to correct such errors or provide missing data at no additional cost to Servicer. Should the Owner decline to provide such data corrections or provide such missing data, Servicer shall be entitled to charge the Owner a manual data backfill fee as set forth on Exhibit 9.  If such error was identified after the Servicing Transfer Date and such error was not the result of Servicer’s negligence, the Servicer shall provide the Owner with a written cost estimate to correct such errors, and upon the Owner’s approval, which approval should not be unreasonably withheld, the Owner shall reimburse the Servicer for all documented costs and expenses incurred by the Servicer, including but not limited to, costs and expenses resulting from the Owner’s actions, instructions or any failure by the Owner to provide the Servicer complete, accurate and timely Mortgage Loan information.

Section 2.30                   Escrow Obligations.

In connection with impounded Mortgage Loans, the Owner shall (i) cause all taxes and assessments with respect to which the related tax bill is due within thirty (30) days following the related Servicing Transfer Date to be paid prior to such Servicing Transfer Date, and (b) cause all hazard, flood, earthquake, PMI Policy and other insurance premiums that are due on or prior to the thirtieth (30th) day following such Servicing Transfer Date to be paid on or prior to such Servicing Transfer Date.  The Owner shall be responsible for any losses including but not limited to tax penalties (including any loss of discount for which any Mortgagor or any third party for the benefit of the Mortgagor has a legal claim) for the current tax due period or for any tax period that ends no more than twelve (12) months earlier than the date of the last paid installment of the Mortgage Loan, as well as for its advances to pay the delinquent taxes themselves in connection with any Mortgage Loan for which the Owner failed to pay taxes as required by this Section 2.30 as the result of an action or inaction of a previous servicer.

Section 2.31                   [Reserved].

Section 2.32                   Additional Activities of the Servicer.

Subject to the following paragraph, nothing herein shall prevent the Servicer or any of its Affiliates from engaging in other businesses of any kind, including the issuance of mortgage-backed securities, or from rendering services of any kind to any other person or entity, including the performance of monitoring, administering or servicing activities for others investing in any type of real estate investment.

The Servicer shall not (i) act as servicer or subservicer for distressed residential mortgage loans held by Competitors, and (ii) act as the servicer or subservicer on a portfolio of distressed mortgage loans acquired in a competitive bidding process where the Servicer or another entity managed by the PennyMac REIT Manager or an Affiliate thereof does not have an interest in any part of the portfolio.  Notwithstanding the foregoing, the Servicer may act as servicer or subservicer where a majority of the independent members of the board of trustees of PennyMac REIT determines that (i) the Servicer has sufficient capacity to service the loans without negatively affecting the quality of the services provided by the Servicer hereunder, and (ii) by acting in such capacity the Servicer will not competitively disadvantage the Owner or PennyMac REIT.  The Servicer may act as servicer or subservicer of residential mortgage loans for government-sponsored entities and other government-related entities and in other circumstances not prohibited by the limitations set forth in this paragraph.

Section 2.33                   No Obligation to Advance Delinquent Payments.

The Servicer shall have no obligation to advance amounts constituting delinquent principal and interest payments on any Mortgage Loan.

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ARTICLE III

PAYMENTS; REPORTS

Section 3.01                   Remittances.

On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Owner (or as otherwise directed in writing by the Owner) all amounts deposited in the Custodial Account related to the Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05).  The Servicer shall remit to the Owner (or as otherwise directed in writing by the Owner) all Principal Prepayments, in full or in part, on the Remittance Date pursuant to Section 2.05.

With respect to any remittance received by the Owner after the day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus one percentage point, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be remitted to the Owner by the Servicer on the date such late payment is made and shall cover the period commencing with the day such payment was due and ending with the Business Day on which such payment is made, both inclusive.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default.

All distributions made to the Owner pursuant to this Section 3.01 in accordance with the following wire transfer instructions:

BANK:	Bank of America
ABA:	026009593
ACCT #:	1257205359
ACCT NAME:	PennyMac Operating Partnership LP
Operating Account

Section 3.02                   Monthly Reports to the Owner.

Not later than the twentieth (20th) calendar day of each month or, if the 10th day is not a Business Day, the next succeeding Business Day, the Servicer shall furnish to the Owner standard monthly reports as set forth on Exhibit 1 attached hereto or in a format mutually agreed upon (which shall be provided in Excel format and be accessible by the Owner via the Servicer’s secured website).  For all purposes of this Servicing Agreement, delinquency status shall be determined in accordance with standard MBA methodology, as is appropriate, as determined by the Owner for the applicable Mortgage Loan type.  At the time when a Mortgage Loan becomes subject to this Servicing Agreement, the Owner will include in the related Notice of Transfer of Mortgage Loans a statement of the related delinquency methodology to be used for such Mortgage Loan.

In addition, on or before March 15th of each calendar year, the Servicer shall furnish to each Person who was an Owner (or subsequent owner of a Mortgage Loans subject to this Servicing Agreement) at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time are in force.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time and which is reasonably available to the Servicer.

Section 3.03                   [Reserved]

Section 3.04                   Cost of Funds.

With respect to Servicing Advances made by Servicer under the terms of this Servicing Agreement, the Servicer shall be entitled to collect from the Owner monthly for the Cost of Funds on such Servicing Advances.

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ARTICLE IV

GENERAL SERVICING PROCEDURES

Section 4.01                   Transfers of Mortgaged Property.

The Servicer shall enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer, shall, to the extent permitted by applicable law, enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guarantee insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  If an assumption fee is collected by the Servicer for entering into an assumption agreement, such fee will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed. Where an assumption is allowed pursuant to this Section 4.01, the Servicer, with the prior written consent of the insurer under the PMI Policy or LPMI Policy, if any, is authorized to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.  The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner, or its designee, the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall follow Accepted Servicing Practices and the underwriting practices and procedures of prudent mortgage lenders in the respective states where the Mortgaged Properties are located including but not limited to Servicer conducting a review of the credit and financial capacity of the individual receiving the property, and may approve the assumption if it believes the recipient is capable of assuming the mortgage obligations.  If the credit of the proposed transferee does not satisfy the relevant underwriting criteria and the transfer of ownership actually occurs, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

The Servicer shall be required to take any action otherwise required by this Section 4.01 only if it determines that the proceeds to the Owner (after giving effect to the recovery of the Servicer’s out-of-pocket expenses) from payment on, or disposition of the related Mortgage Loan or REO Property would be increased as a result of the taking of such action.

Section 4.02                   Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Owner in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Owner in accordance with this Section 4.02.  The Servicer shall obtain discharge of the related Mortgage Loan as of record within any related time limit required by applicable law (unless prevented from complying as a result of the failure of the local recording office to comply with its obligations on a timely basis).

In connection with any instrument of satisfaction or deed of reconveyance, the Servicer shall be entitled to a reconveyance fee.  Such reconveyance fee shall only be reimbursable to the Servicer by the Owner to the extent the reconveyance fee is uncollectible from the Mortgagor based on the terms of the security instrument or in the Servicer’s reasonable opinion that such fee is not allowable by statute.

Upon receipt of such request, the Owner or its designee shall within five (5) Business Days release or cause to be released the related Mortgage Loan Documents to Servicer and Servicer shall prepare and process any satisfaction or release.  If the Owner or its designee or the Custodian does not release the related Mortgage Loan Documents to Servicer within five (5) Business Days of receipt of request to do so, Servicer may retain a third party to complete the reconveyance and charge the Owner the actual cost of services provided by such third party.  Except as set forth in this paragraph, Servicer shall have no liability for third party delays that may result in assessed penalties.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (or such lesser amount in connection with a discounted payoff accepted by the Servicer with respect to a defaulted Mortgage Loan) or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, the Servicer shall deposit the shortfall amount of the paid indebtedness in the Custodial Account (unless such shortfall is $500 or less, in which case no deposit shall be required) within five (5) Business Days of receipt of such demand by the Owner.

The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 4.03                   Servicing Compensation.

As consideration for servicing the Mortgage Loans, the Owner shall pay the Servicer the applicable Servicing Fee and Other Fees the Servicer is entitled to each month.  The obligation of the Owner to pay the Servicing Fee and Other Fees with regard to the Mortgage Loans shall be irrespective of Monthly Payments collected by the Servicer on the Mortgage Loans.  The Servicer shall deliver to the Owner on the tenth (10th) calendar day of each month or, if the 10th day is not a Business Day, the next succeeding Business Day, an invoice setting forth the Servicing Fees and Other Fees, including accrued and unpaid Servicing Fees and Other Fees, with respect to the Mortgage Loans serviced by the Servicer during the preceding calendar month, and the Owner shall pay such invoice via wire transfer (in accordance with written instructions to be provided by the Servicer) no later than the related Distribution Date.  With respect to amounts due to the Servicer that remain unpaid after the Distribution Date pursuant to this section, interest shall be due on such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus one percentage point, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  The Servicer shall be entitled to deduct such unpaid amounts due to Servicer on the Remittance Date following the Distribution Date that such amounts were due if Owner has not already made payment.

Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Notwithstanding anything set forth in this section related to Ancillary Income, the Servicer shall not collect from the Mortgagor, pass through as an advance or as a liquidation expense any charges other than bona fide fees, which fees must be in compliance with local law.  Servicer can not add on a processing, or review fee or any additional fee, mark up or otherwise directly make a profit on or from services or activities rendered by a third party or affiliate (examples include but not limited to:  letters and notices, force placed insurance, BPOs, appraisals, inspections, property preservation costs).  Servicer may collect any third party fees which are charged in accordance with Accepted Servicing Practices.  In no event shall Servicer retain the Prepayment Penalties.

In the event of a dispute arising from any act or omission by the Servicer or the Owner hereunder during the course of this Servicing Agreement, the Servicer and the Owner shall use best efforts to work together in good faith to resolve such dispute within a time period that is reasonable in the context of the cause of the dispute.  Except in the case of a monetary error, the Owner and the Servicer shall both work together in good faith to resolve the dispute within thirty (30) days of a formal notice from either party.  In the case of a monetary error, the party holding the amounts due the other party shall use reasonable efforts to submit the amount in error within ten (10) Business Days from the date the error was uncovered.  With respect to amounts due a party after the tenth (10th) Business Day after the date the error was uncovered, interest shall be due on such late payment at an annual rate equal to the federal funds rate as is publicly announced from time to time, plus three hundred basis points (3.00%) but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.

Section 4.04                   Annual Statement as to Compliance.

(a)           So long as any Mortgage Loans are being serviced hereunder, or were serviced hereunder during the prior calendar year, the Servicer shall, at its own expense, deliver to the Owner, on or before March 28th of each year beginning March 28, 2010 (but in no event later than the next to the last Business Day of such month), a statement of compliance addressed to the Owner and signed by a Servicing Officer, to the effect that (i) a review of the Servicer’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Servicing Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its servicing obligations under this Servicing Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer, the nature and the status thereof.

Section 4.05                   Annual Independent Public Accountants’ Servicing Report.

(a)           So long as any Mortgage Loans are being serviced hereunder, or were serviced hereunder during the prior calendar year, the Servicer shall, at its own expense, deliver to the Owner, on or before March 28th of each year beginning March 28, 2010 (but in no event later than the next to the last Business Day of such month), a report of a registered public accounting firm stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate.  In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers.

Section 4.06                   [Reserved].

Section 4.07                   Right to Examine Servicer Records.

The Owner shall have the right during the term of this Servicing Agreement to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Servicing Agreement or the Mortgage Loans, during normal business hours, upon reasonable advance notice and at the sole cost and expense of the Owner; provided, however, that unless otherwise required by law, the Servicer shall not be required to provide access to such information if the provision thereof would violate any law or legal obligation of the Servicer, or would compromise the Servicer’s information disclosure and security policies, including the legal right to privacy of any Mortgagor.

Section 4.08                   Compliance with Gramm-Leach-Bliley Act of 1999.

With respect to each Mortgage Loan and the related Mortgagor, each party shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations and guidelines promulgated thereunder, and shall provide all notices required of the party thereunder.

Section 4.09                   On-Line Access.

Servicer shall provide to the Owner internet access (via a secure portfolio management website) to certain computer screens in the Servicer’s loan administration computer system or view Mortgage Loan information.  In addition the Servicer shall update such Mortgage Loan information on a “real time” basis.  The Servicer shall provide to the Owner internet access (via secure report and data transmission website) to the Servicer’s loan administration computer system to transmit and receive Mortgage Loan information relating to new loan boardings, service releases and to download portfolio management reports.  With respect to access to Servicer’s portfolio management website, the Servicer shall provide the Owner with the tools to create and administer log-in identifications and passwords for each of its authorized users.  In accessing Servicer’s websites, the Owner agrees that it will: (i) only log-in with the identification assigned by the Servicer; (ii) correctly and completely log off the system immediately upon completion of each session of service; (iii) not allow any unauthorized employee or agent of the Owner, to use the assigned log in identification or improperly access the Servicer’s computer system; (iv) keep the assigned log in identification and all other information enabling such access strictly confidential; (v) not access, or attempt to access any Servicer systems or data other than that which is specifically authorized; (vi) not intentionally spread viruses or other malicious computer codes to the Servicer’s computer systems; (vii) not copy or infringe upon any content contained on the Servicer’s loan administration computer system; (vii) designate in writing an administrator who shall maintain on a quarterly basis a current list of employees or agents of the Owner who have been authorized to access the Servicer’s loan administration computer system and assigned log in identifications and passwords pursuant to this Section 4.09 (each an “Authorized User”); (viii) conduct a quarterly review to ensure that each Authorized User is currently an employee or agent of the Owner and whose employment or function as agent of the Owner requires the Authorized User to have continued access to the Servicer’s loan administration computer system; (ix) immediately remove from the list of authorized users, and deny access to, any individual who is not currently an employee or agent of the Owner or whose employment or function as agent no longer requires such employee or agent of the Owner to remain an Authorized User and to have access to the Servicer’s loan administration computer system; and (x) deliver to the Servicer on or before the end of the month following each anniversary of the date of execution of this Servicing Agreement, beginning on the first such anniversary following the execution of this Servicing Agreement, an officer’s certification stating that the Owner has fully complied and satisfied the obligations as set forth above in clauses (i) through (ix).

Access to the Servicer’s administration system shall be available 24 hours a day and seven days a week.  Notwithstanding the foregoing, the Servicer shall have no liability to the Owner in the event that access to the Servicer’s loan administration system becomes limited or otherwise unavailable during periods of heavy use, upgrades, maintenance to address security concerns or otherwise.  The Owner acknowledges that Mortgage Loan information may only be accessible for viewing during such time the Mortgage Loan is being serviced under this Servicing Agreement.  The Servicer shall purge all reports and files from websites that are aged more than sixty (60) days and the Servicer shall not be responsible to store, maintain, or archive such reports and files unless otherwise agreed upon in writing by both parties.

Section 4.10                   [Reserved].

Section 4.11                   Use of Subservicers.

It shall not be necessary for the Servicer to seek the consent of the Owner to the utilization of any Subservicer or Affiliate.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner any servicer compliance statement required to be delivered by such Subservicer under Section 4.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 4.05.

Section 4.12                   Mortgage Loans Held by Wholly Owned Subsidiaries of Owner.

The Servicer acknowledges that certain Mortgage Loans may be held by the Owner through one or more of its wholly owned subsidiaries.  The Servicer shall service such Mortgage Loans in accordance with the provisions of this Servicing Agreement in the same manner as it services Mortgage Loans held directly by the Owner.  The Servicing Fee and Other Fees in respect of Mortgage Loans held through wholly owned subsidiaries of the Owner may, at the option of the Owner, be paid directly by the Owner or by the subsidiary holding the related Mortgage Loan.

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ARTICLE V

SERVICER TO COOPERATE

Section 5.01                   Provision of Information.

During the term of this Servicing Agreement, the Servicer shall furnish to the Owner all reports required hereunder, and such other periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Owner or the purposes of this Servicing Agreement to the extent such reports or information are readily accessible to the Servicer without undue expense.  All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Owner may give and to the extent the Servicer incurs any material cost or expense related to this Section 5.01 not otherwise required to be incurred pursuant to this Servicing Agreement, such expense shall be at the sole cost and expense of the Owner.

The Servicer shall execute and deliver all such instruments and take all such action as the Owner may reasonably request from time to time to the extent such action is in accordance with Accepted Servicing Practices, in order to effectuate the purposes and to carry out the terms of this Servicing Agreement.

Section 5.02                   Financial Statements; Servicing Facilities.

In connection with marketing the Mortgage Loans or a proposed Reconstitution, the Owner shall make available to a prospective purchaser audited financial statements of the consolidated group that includes the Servicer for the most recently completed three fiscal years for which such statements are available, as well as a “Consolidated Statement of Condition” at the end of the last two fiscal years for which such statements are available covered by any “Consolidated Statement of Operations”.  The Servicer also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the corporate group that includes the Servicer (and are available upon request to the public at large).  The Servicer shall furnish to the Owner or a prospective purchaser copies of the statements specified above.

The Servicer shall make available to the Owner or any prospective purchaser a knowledgeable representative for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the corporate group that includes the Servicer, and to permit any prospective purchaser (upon reasonable notice) to inspect the Servicer’s servicing facilities (no more than 6 times per year unless mutually agreed to between the parties) for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans as provided in this Servicing Agreement provided that such access is necessary, reasonable, or appropriate with respect to the Owner or the purposes of this Servicing Agreement to the extent such access or information are readily accessible to the Servicer without undue expense.

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ARTICLE VI

TERMINATION

Section 6.01                   Termination.

(a)           This Servicing Agreement shall continue in full force and effect until terminated in accordance with the provisions of this paragraph.  This Servicing Agreement shall terminate, without the payment of any termination fee, upon the earlier of:  (i) the termination of the Servicer pursuant to this Section 6.01, 8.03 or 11.01 and (ii) the termination of the Management Agreement.

(b)           Notwithstanding and in addition to the foregoing, the Servicer shall have the right to terminate this Servicing Agreement for cause, after thirty (30) days’ written notice thereof by Servicer, if (i) Owner fails to remit any compensation due to the Servicer within the time periods specified pursuant to the terms of this Servicing Agreement, (ii) the Owner fails to perform any material obligations hereunder or (iii) the Owner has not transferred any Mortgage Loan to the Servicer upon the expiration of ninety (90) days after the execution of this Servicing Agreement.

(c)           Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of one hundred and twenty (120) days or more (a “Delinquent Mortgage Loan”) or (ii) a Mortgage Loan becomes an REO Property, the Owner may at its election terminate this Servicing Agreement with respect to such Delinquent Mortgage Loan or REO Property upon thirty (30) days’ written notice to the Servicer, provided, however, upon such transfer and assignment which shall be in accordance with all applicable laws, the Owner shall reimburse the Servicer for its Servicing Fee, any outstanding and unreimbursed Servicing Advances, and any other outstanding, unreimbursed fees and costs of the Servicer with respect to such Delinquent Mortgage Loan or REO Property.

(d)           In the event that the Servicer’s duties, responsibilities and liabilities under this Servicing Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the Transfer Date with the same degree of diligence and prudence which it is obligated to exercise under this Servicing Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  Following any such termination, the Owner shall act diligently to appoint a successor servicer.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed by the Owner.  Notwithstanding anything to the contrary contained herein, in no event shall a termination of this Servicing Agreement or the Servicer hereunder terminate any indemnification obligations of the Servicer, which obligations shall survive any such termination.

Section 6.02                   Transfer of Servicing.

On the Transfer Date or upon any termination of the Servicer as Servicer pursuant to Section 6.01, the Owner or a successor servicer appointed by the Owner, shall assume all servicing responsibilities related to, and the Servicer shall cease all servicing responsibilities related to the Mortgage Loans.  Any successor servicer shall have the right to negotiate a new Servicing Fee with the Owner.

Owner shall provide the Servicer not less than twenty (20) days’ prior written notice of the Transfer Date.  Any Mortgage Loan service released by the Servicer shall be released on actual balances as of the Transfer Date.  Upon receipt of such notification from Owner the Servicer shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the successor servicer, including but not limited to the following:

(a)           Notice to Mortgagors.  The Servicer shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Owner, or its designee, in accordance with RESPA; provided, however, such letters shall be in the form mutually agreed upon by the Owner and the Serciver prior to a pending transfer.

(b)           Mortgage Loans in Foreclosure.  The servicing with respect to Mortgage Loans in foreclosure on or before the related Transfer Date shall not be transferred from the Servicer to the Owner or the successor servicer, as the case may be, and such Mortgage Loans shall continue to be serviced by the Servicer pursuant to the terms of this Servicing Agreement.  However, if the Owner so elects, the Owner may waive the provisions of this paragraph (a) and accept transfer of servicing of such Mortgage Loans and all amounts received by the Servicer thereunder.

(c)           Servicing Advances.  Subject to the limitations set forth in the definition of “Nonrecoverable Advances”, the Servicer shall be entitled to be reimbursed for all unreimbursed Servicing Advances and any other advances made by the Servicer pursuant to this Servicing Agreement with respect to any Mortgage Loan on the related Transfer Date, but only if the successor servicer after the related Transfer Date is not the Servicer or an affiliate.  In addition, the Owner shall cause the Servicer to be reimbursed for any accrued and unpaid Servicing Fees, unpaid Ancillary Income, Other Fees and for any trailing expenses representing Servicing Advances for which invoices are received by the Servicer after the Transfer Date.  The Owner shall cause the Servicer to be reimbursed for such trailing expenses within five (5) Business Days of receipt of such invoice.

Anything to the contrary in this Section 6.02(c) notwithstanding, in the event that Servicer is terminated for cause as a result of the occurrence of an Event of Default under this Servicing Agreement, the payments required in this Section 6.02(c) shall be made in the amounts and at the times otherwise provided in this Servicing Agreement.

(d)           Notice to Taxing Authorities and Insurance Companies.  The Servicer shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Owner, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Owner from and after the related Transfer Date.

(e)                                Delivery of Servicing Records.  The Servicer shall forward to the Owner, or its designee, all servicing records and the Servicing File in the Servicer’s possession relating to each related Mortgage Loan.

(f)                                  Escrow Payments.  The Servicer shall provide the Owner, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans.  The Servicer shall also provide the Owner with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Owner to reconcile the amount of such payment with the accounts of the Mortgage Loans.  Additionally, the Servicer shall wire transfer to the Owner the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Servicer.

(g)                               Payoffs and Assumptions.  The Servicer shall provide to the Owner, or its designee, copies of all assumption and payoff statements generated by the Servicer on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(h)                               Mortgage Payments Received Prior to the Related Transfer Date.  Prior to the related Transfer Date all payments received by the Servicer on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

(i)                                   Mortgage Payments Received After Transfer Date.  The amount of any related Monthly Payments received by the Servicer after the related Transfer Date shall be forwarded to the Owner or its designee within two (2) Business Days after the date of receipt.  The Servicer shall notify the Owner or its designee of the particulars of the payment, which notification requirement shall be satisfied if the Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the Owner or its designee.  The Servicer shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Servicer after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, however, that for purposes of this Servicing Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Owner with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Servicer shall comply with the foregoing requirements with respect to all Monthly Payments received by it.

(j)                                   Misapplied Payments.  Misapplied payments shall be processed as follows:

(i)            All parties shall cooperate in correcting misapplication errors;

(ii)           The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

(iii)          If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, and such misapplied payment was the direct result of the Servicer’s error, the Servicer shall be liable for the amount of such shortage.  In such case, the Servicer shall reimburse the Owner for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Owner;

(iv)          If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance and such misapplied payment was the direct result of the Servicer’s error, a check shall be issued to the party shorted by the improper payment application within thirty (30) days after notice thereof by the other party; and

(v)           Any check issued under the provisions of this Section 6.02(j) shall be accompanied by a statement indicating the Owner Mortgage Loan identification number and an explanation of the allocation of any such payments.

(k)           Books and Records.  On the related Transfer Date, the books, records and accounts of the Servicer with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices.

On the related Transfer Date, the Servicer shall comply with all of the provisions of this Servicing Agreement to effect a complete transfer of the servicing with respect to the related Mortgage Loans.  Except as otherwise provided in this Servicing Agreement, on the related Transfer Date for each related Mortgage Loan, this Servicing Agreement, except for Articles VI, VIII, IX, and X, and Sections 13.04, 13.06, 13.07, 13.08, 13.12, 13.13, 13.14, 13.16, 13.17 and 13.18 which shall survive the related Transfer Date, shall terminate with respect to such Mortgage Loan.

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ARTICLE VII

BOOKS AND RECORDS

Section 7.01                   Possession of Servicing Files Prior to the Related Servicing Transfer Date.

The contents of each Servicing File are and shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof.  The Servicer shall maintain in the Servicing File a hard or electronic copy, if available, of each Mortgage Loan Document received by the Owner or its designee and the originals or copies of documents not delivered to the Owner in the Servicer’s possession received during the term of this Servicing Agreement.  The possession of the Servicing File by the Servicer is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, pursuant to this Servicing Agreement, and such retention and possession by the Servicer is in its capacity as Servicer only and at the election of the Owner.  The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer’s servicing of the Mortgage Loans pursuant to this Servicing Agreement.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Owner.  In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, and shall deliver to the Owner if so directed by the Owner, upon written demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968 or Flood Disaster Prevention Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 2.13, as applicable.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans.

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ARTICLE VIII

INDEMNIFICATION AND ASSIGNMENT

Section 8.01                   Indemnification; Remedies.

(a)                                The Servicer agrees to indemnify and hold the Owner and any successor servicer harmless from any liability, claim, loss or damage (including, without limitation, any reasonable legal fees, judgments or expenses relating to such liability, claim, loss or damage) to the Owner directly or indirectly resulting from the Servicer’s failure:

(i)            to observe and perform any or all of the Servicer’s duties, obligations, covenants, agreements, warranties or representations contained in this Servicing Agreement; or

(ii)           to comply with all applicable requirements with respect to the servicing of the Mortgage Loans as set forth herein.

The Servicer immediately shall notify the Owner if a claim is made by a third party with respect to this Servicing Agreement.  For purposes of this Section 8.01(a), “Owner” shall mean the Person then acting as the Owner under this Servicing Agreement and any and all Persons who previously were “Owners” under this Servicing Agreement.

(b)           The Owner agrees to indemnify and hold the Servicer harmless from any liability, claim, loss or damage (including without limitation, any reasonable legal fees, judgments or expenses relating to such liability, claim, loss or damage) to the Servicer (a) directly or indirectly resulting from the Owner’s failure to observe and perform any or all of the Owner’s duties, obligations, covenants, agreements, warranties or representations contained in this Servicing Agreement or (b) directly resulting from the Servicer taking any legal actions with respect to any Mortgage Loans and/or REO Properties in the name of the Servicer and without reference to the Owner, or (c) any act or omission on the part of any prior servicer or (d) directly resulting from any third party act or omission which occurred in connection with the origination, processing, funding or servicing of a mortgage loan; but, in each case set forth in subparts (a) - (d) above, only to the extent such loss does not result from the Servicer’s own gross negligence, bad faith or willful misconduct or failure of the Servicer (i) to observe and perform any or all of Servicer’s duties, obligations, covenants, agreements, warranties or representations contained in this Servicing Agreement; or (ii) to comply with all applicable requirements with respect to the servicing of the Mortgage Loans as set forth herein.

(c)           (i)            Any failure by the Servicer or any Subservicer to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 4.04, 4.05, or 5.02, which continues unremedied for three Business Days after receipt by the Servicer and the applicable Subservicer or subcontractor, of written notice of such failure from the Owner, shall, except as provided in clause (ii) of this paragraph, constitute an Event of Default with respect to the Servicer under this Servicing Agreement, and shall entitle the Owner in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Servicing Agreement without payment (notwithstanding anything in this Agreement related thereto to the contrary) of any compensation to the Servicer; provided, however, it is understood that the Servicer shall remain entitled to receive reimbursement for all unreimbursed Servicing Advances made by the Servicer under this Servicing Agreement.  Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Servicing Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii)           Any failure by the Servicer or any Subservicer to deliver any information, report, certification or accountants’ letter or other material when and as required under this Servicing Agreement, which continues unremedied for three (3) Business Days after receipt by the applicable Subservicer of written notice of such failure from the Owner shall constitute an Event of Default with respect to the Servicer under this Servicing Agreement, and shall entitle the Owner in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Servicing Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided, however, it is understood that the Servicer shall remain entitled to receive reimbursement for all unreimbursed Servicing Advances made by the Servicer under this Servicing Agreement.  Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Servicing Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(d)           If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the indemnifying party agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities uncured by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying party on the other.

(e)           The foregoing indemnifications provided for in this Section are not intended by the parties to encompass “normal” litigation relating to servicing operations conducted in accordance with Standard Servicing Practices including, without limitation, foreclosure litigation.

(f)            The indemnifications provided for in this Section shall survive the termination of Servicing Agreement or the termination of any party to this Servicing Agreement.

Section 8.02                   Limitation on Liability of Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, its own grossly negligent actions, or failure to perform its obligations in compliance with any standard of care set forth in this Servicing Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Servicing Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Servicing Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect to this Servicing Agreement and the rights and duties of the parties hereto.  In such event, the Servicer shall be entitled to reimbursement from the Owner of the reasonable legal expenses and costs of such action.

Section 8.03                   Limitation on Resignation and Assignment by Servicer.

The Owner has entered into this Servicing Agreement with the Servicer and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the Servicer shall not assign this Servicing Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Owner, which consent shall be granted or withheld in the reasonable discretion of the Owner.

The Servicer may, without the consent of the Owner, retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, however, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Servicing Agreement.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner.  No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 6.02.

Without in any way limiting the generality of this Section 8.03, in the event that the Servicer either shall assign this Servicing Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Owner, then the Owner shall have the right to terminate this Servicing Agreement upon notice given as set forth in Section 6.01(a), 11.01(g) and 13.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

Section 8.04                   Assignment by Owner.

Subject to the limitations and requirements set forth in the third paragraph of Section 2.01, the Owner shall have the right, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any Person to exercise any rights of the Owner hereunder.

Section 8.05                   Merger or Consolidation of the Servicer.

The Servicer will keep in full effect its existence, rights and franchises as a limited partnership under the laws of the state of its filing except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement, or any of the Mortgage Loans and to perform its duties under this Servicing Agreement.  Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of the Servicer’s assets to such Person) to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding

The Servicer shall give ninety (90) days’ prior written notice to the Owner to the extent permitted by applicable law of any such merger, conversion, consolidation, sale or other disposition to which the Servicer proposes to be a party.  In the event that any successor entity to the Servicer fails to meet the requirements set forth in this Section 8.05 and the Owner does not consent to such successor becoming the servicer hereunder, then the Servicer shall have the right to terminate this Servicing Agreement with respect to the Servicer and any such successor upon notice given as set forth in Section 6.01, without any payment of any termination penalty or termination damages and without any additional liability whatsoever to the Servicer or any third party, except for liabilities accrued under this Servicing Agreement prior to the date of termination and for liabilities resulting from Owner’s obligations hereunder, including the payment of the Servicing Fee pursuant to Section 4.03.

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ARTICLE IX

REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNER

As of the date hereof and on each date on which a Mortgage Loan becomes subject to the terms of this Servicing Agreement, the Owner warrants and represents to, and covenants and agrees with, the Servicer as follows:

Section 9.01           Organization and Good Standing; Licensing.

The Owner is a Delaware limited partnership, duly organized, validly existing and has the power and authority to own its assets and to transact the business in which it is currently engaged.

Section 9.02           Authorization; Binding Obligations.

The Owner has the power and authority to make, execute, deliver and perform this Servicing Agreement, and perform all of the transactions contemplated to be performed by it under this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Servicing Agreement.  When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Owner enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

Section 9.03           No Consent Required.

The Owner is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of the Owner to perform all obligations hereunder.

Section 9.04           No Violations.

The execution, delivery and performance of this Servicing Agreement by the Owner will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Owner, except for violations that will not adversely affect the Owner’s ability to perform its obligations under this Servicing Agreement or the certificate of incorporation of the Owner, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Owner is a party or by which the Owner may be bound.

Section 9.05           Litigation.

No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of the Owner threatened, against the

Owner or with respect to this Servicing Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Servicing Agreement.

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ARTICLE X

REPRESENTATIONS AND WARRANTIES OF SERVICER

As of the date hereof and on each date on which a Mortgage Loan becomes subject to the terms of this Servicing Agreement, the Servicer warrants and represents to, and covenants and agrees with, the Owner as follows:

Section 10.01         Due Organization and Authority.

The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Servicing Agreement; the Servicer has the full power and authority to execute and deliver this Servicing Agreement and to perform in accordance herewith; the execution, delivery and performance of this Servicing Agreement (including all instruments or transfer to be delivered pursuant to this Servicing Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Servicing Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Servicing Agreement valid and binding upon the Servicer in accordance with its terms.

Section 10.02         Ordinary Course of Business.

The consummation of the transactions contemplated by this Servicing Agreement are in the ordinary course of business of the Servicer.

Section 10.03         No Conflicts.

Neither the execution and delivery of this Servicing Agreement, nor the fulfillment of or compliance with the terms and conditions of this Servicing Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Owner to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

Section 10.04         Ability to Service.

The Servicer has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Servicer is in good standing to enforce and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located.

Section 10.05         Ability to Perform.

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Servicing Agreement.

Section 10.06         No Litigation Pending.

There is no action, suit, proceeding or investigation pending or to the best of Servicer’s knowledge threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Servicing Agreement, or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Servicing Agreement.

Section 10.07         No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Servicing Agreement, or the servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Servicing Agreement, or if required, such approval has been obtained prior to the date hereof.

Section 10.08         No Untrue Information.

No statement, report or other document relating to the Servicer furnished or to be furnished by the Servicer pursuant to this Servicing Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

Section 10.09         [Reserved].

Section 10.10         MERS.

The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

To the extent the Owner requests the Servicer to register or transfer a Mortgage Loan with Mortgage Electronic Registration System, Inc., the Owner shall transfer or cause to be transferred to Servicer the required mortgage loan information within five (5) Business Days of the Servicing Transfer Date.  For such services, the Owner agrees to pay the Servicer the fee set forth on Exhibit 9 upon the boarding or release of such Mortgage Loan on the Servicer’s mortgage loan administration system.

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ARTICLE XI

DEFAULT

Section 11.01         Events of Default.

The following shall constitute an Event of Default under this Agreement on the part of the Servicer:

(a)           any failure by the Servicer to remit to the Owner (or as otherwise directed by the Owner) any payment required to be made under the terms of this Servicing Agreement which continues unremedied for a period of five (5) Business Days after the date upon which notice of such failure is given to the Servicer, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

(b)           the failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Servicing Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy under this Servicing Agreement) after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner (the date of delivery of such notice, the “Notice Date”); provided, however, that in the case of a failure that cannot be cured within thirty (30) days after the Notice Date, the cure period may be extended if the Servicer can demonstrate to the reasonable satisfaction of the Owner that the failure can be cured and the Servicer is diligently pursuing remedial action; or

(c)           a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(d)           the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(e)           the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)            the Servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located for more than ninety (90) days after receiving notice from any Person thereof, provided that such failure shall not constitute an Event of Default if, prior to the expiration of such ninety (90) day period, that Servicer transfers the affected Mortgaged Properties to one or more Subservicers that satisfy the licensing requirements for the jurisdiction where such Mortgaged Properties are located;

(g)           the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Servicing Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Servicing Agreement; or

(h)           any of those failures specified in Section 8.01(c)(i) or (ii) as constituting an Event of Default under this Servicing Agreement.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Servicer, may terminate without compensation all the rights and obligations of the Servicer under this Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof.

In case one or more Events of Default by Servicer occur and shall not have been remedied, the Owner, by notice in writing to Servicer may, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relieve and specific performance, terminate all the rights and obligations of Servicer under this Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof.  The Servicer shall not be entitled to any Service Release Fees upon such termination; provided, however, that the Servicer shall be entitled to any accrued and unpaid Servicing Fees, Servicing Advances, Other Fees and Ancillary Income to the date of such termination.  Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.02.  Upon written request from the Owner, the Servicer shall prepare, execute and deliver any and all documents and other instruments, place in such successor’s possession all Mortgage Files to the extent initially provided to the Servicer, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense or as otherwise provided under Accepted Servicing Practices.  The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 11.02         Waiver of Defaults.

The Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

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ARTICLE XII

CLOSING

Section 12.01         Closing Documents.

The Closing Documents shall consist of fully executed originals of the following documents:

1.                                       this Servicing Agreement;

2.                                       a Custodial Account Certification or a Custodial Account Letter Agreement, as applicable, as required hereunder, in the form of either Exhibit 2 or 3;

3.                                       an Escrow Account Certification or an Escrow Account Letter Agreement, as applicable, as required hereunder, in the form of either Exhibit 4 or Exhibit 5;

4.                                       an Officer’s Certificate, in the form of Exhibit 6, with respect to the Servicer, including all attachments thereto.

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ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01         Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

(a)                                  If to the Owner to:

PennyMac Operating Partnership L.P.

Attn: Chief Operating Officer

27001 Agoura Road

Calabasas, CA 91301

With a copy to:

PennyMac Operating Partnership L.P.

Attn:  General Counsel

27001 Agoura Road

Calabasas, CA 91301

(b)                                 If to the Servicer:

PennyMac Loan Services, LLC

Attn: Director, Servicing Operations

27001 Agoura Road

Calabasas, CA 91301

With a copy to:

PennyMac Loan Services, LLC

Attn: General Counsel

27001 Agoura Road

Calabasas, CA 91301

Section 13.02         Waivers.

Any of the Servicer or the Owner may upon consent of all parties, by written notice to the others:

(a)           Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

(b)           Waive or modify performance of any of the obligations of the others hereunder.

The waiver by any party hereto of a breach of any provision of this Servicing Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 13.03                          Entire Agreement; Amendment.

This Servicing Agreement, including all documents and exhibits incorporated by reference herein, constitutes the entire agreement between the parties with respect to servicing of the Mortgage Loans.  This Servicing Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

Section 13.04                          Execution; Binding Effect.

This Servicing Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Sections 8.02 and 8.03, this Servicing Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective permitted successors and assigns.

Section 13.05                          Headings.

Headings of the Articles and Sections in this Servicing Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 13.06                          Applicable Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

Section 13.07                          Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties.  The duties and responsibilities of the Servicer shall be rendered by it as an independent contractor and not as an agent of the Owner.  The Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Servicing Agreement.

Section 13.08                                                  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement.

Section 13.09                                                  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner or the Owner’s designee.

Section 13.10                                                  Exhibits.

The exhibits to this Servicing Agreement are hereby incorporated and made a part hereof and are integral parts of this Servicing Agreement.

Section 13.11                                                  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 13.12                                                  Cooperation of Servicer with a Reconstitution.

(a)           The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, on one or more dates (each a “Reconstitution Date”), at the Owner’s sole option, the Owner may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Servicing Agreement, without recourse, to:

(i)            Fannie Mae or Freddie Mac in one or more Whole Loan Transfers;

(ii)           one or more other third-party purchasers in one or more Whole Loan Transfers;

(iii)          one or more trusts or other entities to be formed as part of one or more Private Securitization Transactions; or

(iv)          one or more trusts or other entities to be formed as part of one or more Public Securitization Transactions.

(b)           With respect to each Whole Loan Transfer, Private Securitization Transaction or Public Securitization Transaction, as the case may be, entered into by the Owner, the Servicer shall:

(i)                                     upon request of the Owner, service the Mortgage Loans included in such Reconstitution pursuant to a security servicing agreement or other agreement;

(ii)                                  if the Servicer will continue servicing the Mortgage Loans included in the Reconstitution, provide as applicable:

(A)          information pertaining to the Servicer of the type and scope customarily included in offering documents for residential mortgage-backed securities transactions involving single or multiple loan originators including information regarding financial condition and mortgage loan delinquency, foreclosure and loss experience or other information as is otherwise reasonably requested by the Owner, and to deliver to the Owner any non-public, unaudited financial information, in which case the Owner shall bear the cost of having such information audited by certified public accountants if the Owner desires such an audit, or as is otherwise reasonably requested by the Owner and which the Servicer is capable of providing without unreasonable effort or expense (collectively “Servicer Information”), and to indemnify the Owner and its affiliates for material misstatements or omissions contained in the Servicer Information; provided, however, Owner shall indemnify and hold harmless Servicer and its affiliates for material misstatements or omissions contained in all other information in any offering document, other than Servicer Information; and

(B)           such opinions of counsel, letters from auditors, and certificates of public officials or officers of Servicer as are reasonably believed necessary by the trustee, any rating agency or the Owner, as the case may be, in connection with such Private Securitization Transaction or Public Securitization Transaction.  The Owner shall pay all third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions (other than opinions by in-house counsel), letters or certificates described in this clause (ii)(B).

(iii)                               if the Servicer will continue servicing the Mortgage Loans included in the Reconstitution, to negotiate and execute one or more custodial agreements among the Owner, the Servicer and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Owner in its sole discretion after consultation with the Servicer, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization; and

(iv)                              if the Servicer will continue servicing the Mortgage Loans included in the Reconstitution, (1) cooperate fully with the Owner, any prospective purchaser, any Rating Agency or any party to any agreement to be executed in connection with such Whole Loan Transfer, Private Securitization Transaction or Public Securitization Transaction, with respect to all reasonable requests and due diligence procedures, including participating in meetings with Rating Agencies, bond insurers and such other parties as the Owner shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers; (2) to execute, deliver and perform all reconstitution agreements required by the Owner, and to use its best reasonable, good faith efforts to facilitate such Whole Loan Transfer, Private Securitization Transaction or Public Securitization Transaction, as the case may be; (3) (a) to restate the representations and warranties set forth in this Servicing Agreement as of the Reconstitution Date which shall not be materially more onerous than those required under this Servicing Agreement or (b) make the representations and warranties with respect to the servicing of the Mortgage Loans set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations and warranties with respect to the servicing of the Mortgage Loans as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution; provided, however, that such representations and warranties shall not be materially more onerous than those required under this Servicing Agreement.  The Servicer shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution:  (i) any and all information and appropriate verification of information which may be reasonably available to the Servicer or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Owner or any such other participant shall reasonably request and (ii) subject to the provisions of this Section 13.12(b), to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Owner or any such participant; provided that the Servicer is given an opportunity to review and reasonably negotiate in good faith provisions of such indemnity.

(c)           Any execution of a security servicing agreement or reconstitution agreement by the Servicer shall be conditioned on the Servicer receiving the Servicing Fee or such other servicing fee acceptable to Servicer.  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer, Private Securitization Transaction or Public Securitization Transaction shall be subject to this Servicing Agreement and shall continue to be serviced in accordance with the terms of this Servicing Agreement and with respect thereto this Servicing Agreement shall remain in full force and effect.  Notwithstanding any provision to the contrary in this Servicing Agreement, in the event that the Servicer is the servicer with respect to a Reconstitution, the Owner agrees that in such Reconstitution any servicing performance termination triggers shall be substantially similar to those contained in this Servicing Agreement or otherwise subject to approval by the Servicer in its reasonable discretion

Section 13.13                          Trademarks.

The Owner and the Servicer agree that they and their employees, subcontractors and agents, shall not, without the prior written consent of the other party in each instance, (i) use in advertising, publicity or otherwise the name of each and every other party to this Servicing Agreement or their Affiliates or any of their managing directors, partners or employees, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party or their Affiliates, or (ii) represent, directly or indirectly, any product or any service provided by the Owner and the Servicer as approved or endorsed by the other parties to this Servicing Agreement or their Affiliates.

Section 13.14                          Confidentiality of Information.

If, during the term of this Servicing Agreement, the Owner requests that the Servicer provide to the Owner non-public, confidential information related to the Servicer and other affiliates of the Servicer (collectively, “Parent”), and if Parent, in its sole discretion agrees to provide this information, the parties agree that they shall enter into a confidentiality agreement in form and substance mutually agreeable to the parties prior to the release of such information (which obligation shall not be assigned by the Owner).

Section 13.15                          [Reserved]

Section 13.16                          WAIVER OF TRIAL BY JURY.

THE SERVICER AND THE OWNER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.17                          LIMITATION OF DAMAGES.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIM MADE AGAINST A PARTY.

Section 13.18                          SUBMISSION TO JURISDICTION; WAIVERS.

The Servicer and the Owner hereby irrevocably and unconditionally:

(a)           SUBMITS FOR ITSELF IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA AND APPELLATE COURTS FROM ANY THEREOF;

(b)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF

ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)           AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

PENNYMAC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
(Owner)

By:
Name:
Title:

PENNYMAC LOAN SERVICES, LLC, a Delaware limited liability company
(Servicer)

By:
Name:
Title: